U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K /A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

November 12, 2013

Commission file number 001-10196

STUDIO ONE MEDIA, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	23-2517953
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

7650 E. Evans Rd., Suite C
Scottsdale, Arizona  85260

(Address of principal executive offices) (Zip Code )

(480) 556-9303

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a)  Former Independent Accountant for Registrant.

On November 12, 2013 the Registrant dismissed SingerLewak LLP and simultaneously appointed Sadler, Gibb & Associates, CPA to serve as its independent registered public accounting firm. The Registrant's dismissal of SingerLewak LLP and appointment of Sadler, Gibb & Associates, CPA were each approved by the Registrant's board of directors. The dismissal was entirely motivated by the Registrant's desire to reduce administrative costs, not anything having to do with the services SingerLewak LLP undertook and performed for the Registrant.

SingerLewak LLP, issued reports on the Registrant's financial statements for the fiscal years ended June 30, 2013, and June 30, 2012.

During the fiscal years ended June 30, 2012 and June 30, 2013, and through November 12, 2013, there were no disagreements with SingerLewak LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements if not resolved to its satisfaction would have caused SingerLewak LLP to make reference to the subject matter of the disagreement in connection with their opinion or as a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K), except that SingerLewak LLP advised the Registrant of the following material weaknesses as of June 30, 2013 and June 30, 2012:  In connection with its 2013 and 2012 Form 10-K annual Reports, the Registrant did not maintain adequate internal financial controls. The deficiencies are attributed to the fact that the Company does not have adequate resources to address complex accounting issues, as well as an inadequate number of persons to whom it can segregate accounting tasks within the Company so as to ensure the segregation of duties between those persons who approve and issue payment from those persons who are responsible to record and reconcile such transactions within the Company’s accounting system.  Because of this material weakness, the Registrant concluded that internal controls over financial reporting and disclosure controls and procedures were not effective as of June 30, 2013 and June 30, 2012.  No further "reportable events" as that term is described in Item 304 (a)(1)(v) of Regulation S-K were identified.

SingerLewak LLP's audit reports of the Registrant's consolidated financial statements as of and for the fiscal years ended June 30, 2013 and 2012 did not contain any adverse opinion or disclaimer of, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles, except that both such reports were qualified as to the Company’s ability to continue as a going concern.

The Registrant provided SingerLewak LLP with a copy of this report, including the disclosures herein made in response to Item 304(a) of Regulation S-K, prior to filing, and asked that it furnish the Registrant with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the disclosures contained herein.  A copy of SingerLewak LLP's letter confirming its agreement with such disclosure is filed as Exhibit 16.1 to this report.

(b)  New Independent Accountant for Registrant.

On November 12, 2013, the Registrant engaged Sadler, Gibb & Associates.  The Board of Directors of the Registrant approved of the engagement of Sadler, Gibb & Associates as its independent auditor.

Neither the Registrant nor anyone acting on its behalf has consulted Sadler, Gibb & Associates, CPA during the years ended June 30, 2013 and 2012 and through November 12, 2013, regarding either the application of accounting principles to any completed or proposed transaction, the type of audit opinion that might be rendered on the Registrant's financial statements, or any matter that was either the subject of a disagreement within the meaning set forth in Item 304(a)(1)(iv) of Regulation S-K, or a "reportable event" involving the Registrant within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.  Further, Sadler, Gibb & Associates has not provided written or oral advice to the Registrant that was an important factor considered by the Registrant in reaching a decision as to any accounting, auditing or financial reporting issues.

In accordance with Item 304(a)(2)(ii)(D) of Regulation S-K, the Registrant asked Sadler, Gibb & Associates, CPA to review the disclosure required by Item 304(a) of Regulation S-K included in this report and gave it the opportunity to furnish the Registrant with a letter addressed to the U.S. Securities and Exchange Commission with any new information, any clarification of the Registrant's expression of its views or the respect in which it does not agree with the statements made by the Registrant in response to Item 304(a) of Regulation S-K. Sadler, Gibb & Associates, CPA elected not to furnish such a letter.

 ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

a)	Not Applicable.

b)	Not Applicable.

c)	Exhibits

No.	Exhibits

16.1	Letter from SingerLewak dated November 27, 2013, to the Securities and Exchange Commission regarding statements included in this Form 8-K

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 27 , 2013

By:	/s/ Mirella Chavez
Name:	Mirella Chavez
Title:	Vice President and Chief Financial Officer